                                                                  EXHIBIT 10.5


                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made as of this 30th day of January, 1998, by and between Edward B. Romanov, Jr. ("Employee") and ElderTrust, a Maryland real estate investment trust ("Employer").

                                  BACKGROUND


     The Board of Trustees of the Employer (the "Board of Trustees") recognizes that the Employee's contribution to the growth and success of the Employer will be substantial. The Board desires to provide for the employment of the Employee. The Employee is willing to commit himself to serve the Employer, on the terms and conditions herein provided.

     In order to effect the foregoing, the Employer and the Employee wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Employment and Duties. Employer shall employ Employee as Employer's President and Chief Executive Officer during the term of employment set forth in Section 2 hereof. Employee shall perform the duties of the President and Chief Executive Officer of Employer and shall provide to Employer such other services befitting Employee's position as are reasonably requested of him from time to time by the Board of Trustees of Employer, including responsibility for the following: (i) implementation of the Company's investment and growth strategies including establishment of investment policies; (ii) review, analysis and execution of investment decisions; (iii) maximization of return on portfolio; (iv) procurement of capital; (v) oversight of investor relations; (vi) assurance of proper financial reporting and securities law compliance; and (vii) establishment of corporate governance and employee policies. Employee shall have supervision and control over, and responsibility for, the business and affairs of Employer as provided in the Bylaws of Employer, subject to the direction of Employer's Board of Trustees. Employee shall report only to the Board of Trustees of Employer and his powers and authority shall be superior to those of any officer or employee of Employer. Employee shall devote his full time, energy, skill and best efforts to the business and affairs of Employer provided, however, that nothing herein shall preclude Employee from serving as a director, trustee, officer of, or partner in, any other firm, trust, corporation or partnership or from pursuing personal investments, as long as such activities do not interfere with Employee's performance of his duties hereunder. Employee agrees to serve, without additional compensation, as a trustee of the Employer and a trustee or director of any of its subsidiaries and in one or more executive offices of any of the Employer's subsidiaries.

     2. Term. The term of Employee's employment under this Agreement shall be a three year period commencing on the closing date (the "Effective Date") of the Company's initial public offering of its common shares of beneficial interest, par value $.01 per share ("Common Shares") and ending on the third anniversary of the Effective Date, unless further extended or sooner terminated in accordance with the other provisions hereof (the "Term"). On the third anniversary of the Effective Date and on the last day of every second contract year thereafter, the Term shall be automatically extended for two years. The last day of the Term, as from time to time extended, is hereinafter referred to as the "Expiration Date." Employer or Employee may elect to terminate the automatic extension of the Term set forth in this section by giving written notice of such election not less than one ( 1 ) year prior to the end of the then current term. The Effective Date shall be confirmed by the parties in writing.

     3. Compensation.

     3.1 Base Salary. Employer shall pay to Employee as his base compensation for all services rendered hereunder an annual base salary of $250,000 per year ("Base Salary"), for the first contract year, increasing to such higher rate as may from time to time be determined by the Board of Trustees, payable in accordance with Employer's normal payroll practices for employees. Employer shall deduct or cause to be deducted from the Base Salary all taxes and amounts required by law to be withheld. Employee's Base Salary shall be reviewed by the Board of Trustees no less frequently than annually, with the first such review to be made one year after the Effective Date.

     3.2 Benefits. During the Term, subject to the other provisions of this Agreement, Employee shall be entitled to participate and shall be included in any savings, 401(k), pension, profit-sharing, group medical, group life, group disability or similar plan adopted by Employer now existing, or established hereafter, to the extent he is eligible under the general provisions thereof.

     3.3 Discretionary Bonuses. During the term of this Agreement, Employee shall be entitled to such bonuses as may be authorized, declared, and paid by the Board of Trustees in its sole discretion. The Board of Trustees shall review Employee's entitlement to a bonus no less frequently than annually, with the first such review to be made one year after the Effective Date.

     3.4 Distribution Equivalent Rights. Employee will participate in Employer's 1998 Share Option and Incentive Plan (the "Plan") and will receive a grant of 37,500 Distribution Equivalent Rights ("Rights"). Employee will be assigned an account under the Plan (the "Distribution Equivalent Account")



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which will be credited with distribution equivalents as and when distributions on the Common Shares are declared and paid by the Board of Trustees, which distribution equivalents will be in an amount equal to the distribution amount per Common Share declared and paid by the Board of Trustees at any time, multiplied by the number of Rights credited to Employee as of such time. Any such distribution equivalents credited to Employee's Distribution Equivalent Account will be deemed to be reinvested in Common Shares upon receipt at a rate equal to the distribution yield rate on the Common Shares as of the first day of each fiscal year, compounded quarterly. Employee's interest in the Distribution Equivalent Account will vest at a rate of 20% per year over five years; provided, however, that Employee's interest in the Distribution Equivalent Account will become fully vested on a Change in Control (as defined below). Notwithstanding the foregoing, during the first year following the Effective Date, the distribution yield rate shall be deemed to equal the Prime Rate as determined from time to time by Mellon Bank, N.A.

     3.5 Share Options. On the Effective Date, Employee will be granted options to purchase 300,000 Common Shares pursuant to the Plan (the "Initial Options"). The option exercise price for the Initial Options will be the offering price per Common Share in Employer's initial public offering. Of the Initial Options, Options for 150,000 Common Shares will vest immediately and Options for 150,000 Common Shares will vest at a rate of 50,000 per year beginning on the first anniversary of the Effective Date; provided, however, that these latter Initial Options will become fully vested on a Change in Control. Employee may be granted additional options to purchase Common Shares pursuant to the Plan at any time and from time to time as the Board of Trustees determines in its sole discretion. Any such additional options granted to Employee will be subject to the terms of the Plan.

     3.6 Fringe Benefits.

         3.6.1 Vacation. Employee shall be entitled to five weeks of vacation during each year.

         3.6.2 Reimbursement of Expenses. Employee is authorized to incur ordinary, necessary and reasonable expenses in the course of Employer's business. Employer shall reimburse Employee for such expenses upon presentation by Employee of an itemized account of such expenditures in accordance with Employer's established policy, unless such expenses have been paid directly by Employer.

     3.7 Entire Compensation. The compensation provided for in this Section 3 shall be the full consideration for the services to be rendered by Employee to Employer hereunder.



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     4. Termination.

     4.1 Notice of Termination. Any termination by Employer or by Employee shall be communicated by written Notice of Termination to the other party hereto. As used in this Agreement, "Notice of Termination" means a notice specifying the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision specified. As used in this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination.

     4.2 Grounds for Termination.

         4.2.1 Termination upon Death. Employee's employment with Employer and all of Employee's rights to compensation and benefits hereunder shall automatically terminate upon his death, except that Employee's heirs, personal representatives or estate shall be entitled to any unpaid portion of his Salary and accrued benefits up to the Date of Termination and shall also be entitled to reimbursement for any expenses incurred by Employee hereunder. In addition, Employee's heirs, personal representatives or estate shall be entitled to receive the bonus, if any, earned by Employee prior to death (in accordance with Section 3.3 hereof); all of Employee's Initial Options shall vest; and if the termination event occurs (a) prior to the third anniversary of the Effective Date, they will receive 60% or (b) after the third anniversary, they will receive 100% of Employee's Distribution Equivalent Account.

         4.2.2 Termination Upon Disability. If Employee becomes disabled, Employee shall continue to receive all of his compensation and benefits in accordance with Section 3 for a period of six (6) months following the Onset of Disability (as defined in this Section 4.2.2). Any amounts due to Employee as compensation under this Section 4.2.2 shall be reduced, dollar-for-dollar, by any amounts received by Employee under any disability insurance policy or plan provided to Employee by Employer. "Onset of Disability" means the first day on which Employee shall be unable to attend to the regular affairs of Employer on a full time basis by reason of physical or mental incapacity, sickness or infirmity. If Employee's disability continues for more than six
(6) months after the Onset of Disability or for periods aggregating more than nine (9) months during any twenty-four (24) month period, then Employer shall have the right to terminate Employee's employment immediately upon notice, and all of his rights to compensation and benefits hereunder shall simultaneously terminate, except that Employee shall be entitled to any unpaid portion of his Salary, bonus and accrued benefits up to the Date of Termination and to any benefits which are to be continued or paid after the Date of Termination in accordance with the terms of the corresponding benefit plans.



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         4.2.3 Termination for Cause. At any time during the Term, Employer may terminate Employee's employment hereunder for Cause (as defined herein), effective immediately upon notice to Employee, if at a duly convened meeting of the Board of Trustees of which Employee was given reasonable advance notice and at which Employee and his counsel had the opportunity to be heard, a resolution was duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Trustees finding that, in the good faith judgment of the Board of Trustees, (1) an event (which is described in the resolution in reasonable detail) constituting Cause has occurred, and (2) either Employee had a reasonable opportunity to take remedial action but failed or refused to do so, or an opportunity to take remedial action would not have been meaningful or appropriate under the circumstances. For purposes of this Agreement, Cause shall mean: (1) Employee willfully breaches or fails to diligently perform any or all of his duties under this Agreement (other than such failure resulting from Employee's incapacity due to physical or mental illness) and Employee continues to do so after demand for substantial performance is delivered by the Employer that specifically identifies the manner in which the Employer believes the Employee has not diligently performed his duties under this Agreement, (2) Employee commits an act of dishonesty or breach of trust, (3) Employee willfully violates or breaches any of the material provisions of this Agreement, (4) Employee's act or omission to act results in or is intended to result directly in unjust gain to or personal enrichment of Employee at Employer's expense, or
(5) Employee is indicted for or convicted of a felony, including, without limitation, involving larceny, embezzlement or moral turpitude.

         Notwithstanding anything to the contrary contained herein, except for an act set forth in subsection (5) above, the term "Cause" shall not include any act or omission to act of the Employee:

         (1) if such act or omission has been approved by the Board of Trustees of Employer; or

         (2) which is the result of bad judgment or negligence on the part of the Employee.

         On termination of this Agreement pursuant to this Section 4.2.3, all rights to compensation and benefits of Employee shall cease as of the Date of Termination, except Employee shall be entitled to any unpaid portion of his Salary and benefits earned to the Date of Termination. The Employee shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Employer and relating specifically to the Employee.

         4.2.4 Termination without Cause. This Agreement may be terminated by the corporation upon thirty (30) days' prior written notice without Cause being assigned therefor upon affirmative vote of a majority of the members of



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the Board of Trustees entitled to vote on the matter. On termination of this
Agreement without Cause, Employee shall be entitled to the payments he would have received had the Agreement been terminated under the provisions of
Section 4.2.3, all of his Initial Options shall vest, and shall, in addition, be entitled to severance compensation equal to two times his then current Base Salary and most recent annual bonus, if any. In addition, if the Agreement is terminated without cause (a) prior to the third anniversary of the Effective Date, Employee will receive 60% or (b) after the third anniversary Employee will receive 100%, of his Distribution Equivalent Account.

         4.2.5 Termination for "Good Reason". Employee may, upon thirty (30) days' prior written notice, terminate this Agreement for Good Reason if (1) Employer elects to terminate the automatic extension of the Term, (2) if Employer significantly changes Employee's duties or reduces Employee's responsibility or authority or (3) other than at the request of Employee, Employer transfers Employee to a location that results in a commuting distance for Employee that is more than ten (10) miles greater than Employee's commute as of the Effective Date. If Employee terminates this Agreement for Good Reason, he shall be entitled to the payments he would have received under
Section 4.2.3, all of his Initial Options shall vest and shall, in addition, be entitled to receive severance compensation equal to two (2) times his then current Base Salary and most recent annual bonus, if any. In addition, if the Agreement is terminated for Good Reason (a) prior to the third anniversary of the Effective Date, Employee will receive 60% or (b) after the third anniversary, Employee will receive 100% of his Distribution Equivalent Account.

     4.3 Mitigation. Employee shall not be required to mitigate the amount of any payment provided-for in Section 4 by seeking employment or otherwise. Employer shall not be entitled to set off against the amounts payable to Employee hereunder any amounts earned by Employee in other employment after termination of his employment with Employer hereunder or any amounts which might have been earned by Employee in other employment had he sought such other employment. The amounts payable to Employee hereunder shall not be treated as damages but as severance compensation to which Employee is entitled by reason of termination of his employment in the circumstances contemplated by this Agreement.

     4.4 Procedure Upon Termination. On termination of employment regardless of the reason, Employee shall promptly return to Employer all documents (including copies) and other property of Employer, including without limitation, customer lists, manuals, letters, materials, reports, and records in his possession or control no matter from whom or in what manner acquired.



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     5. Employee's Covenants.

     5.1 Discoveries. Employee shall communicate to Employer and preserve as confidential information of Employer each discovery, idea, design, invention and improvement relating in any manner to Employer's business, whether or not patentable and whether or not reduced to practice, which is conceived, developed or made by Employee, whether alone, or jointly with others, at any time during the Term hereof (such discoveries, ideas, designs, inventions and improvements are referred to as "Employee's Discoveries"). All of Employee's Discoveries shall be Employer's exclusive property, and all of Employee's right, title and interest therein are hereby irrevocably assigned to Employer, Employee shall not, except with Employer's express prior written consent, or except in the proper course of his employment with Employer, use any of Employee's Discoveries for his own benefit or the benefit of any Person (as defined herein), or disclose any of Employee's Discoveries to any outside Person through publication or in any other manner.

     For purposes of this Agreement, the term "Person" means a natural person, corporation, partnership, trust, estate, joint venture, sole proprietorship, government (and any branch or subdivision thereof), governmental agency, association, cooperative or other entity.

     5.2 Nondisclosure. At all times during and after the Term, Employee shall keep confidential and shall not, except with Employer's express prior written consent, or except in the proper course of his employment with Employer, directly or indirectly, communicate, disclose, divulge, publish or otherwise express, to any Person, or use for his own benefit or the benefit of any Person, any trade secrets, confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct and details of Employer's business, including without limitation names of customers and suppliers, marketing methods, unique financing methods, trade secrets, policies, prospects and financial condition. For purposes of this
Section 5.2, confidential information shall not include any information which is now known by or readily available to the general public or which becomes known by or readily available to the general public other than as a result of any improper act or omission of Employee.

     5.3 Non-competition. During the Term hereof and for a period of two (2) years thereafter, Employee shall not, except with Employer's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person:

         (1) communicate with or solicit any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of Employer, in any manner which interferes or might interfere with



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such Person's relationship with Employer, or in an effort to obtain such
Person as customer, supplier, employee, salesman, agent, or representative of any business in competition with Employer within 100 miles of any office or facility owned, leased or operated by Employer.

         (2) Establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership (other than as the owner of less than 1% of the stock of a corporation whose shares are publicly traded), management, operation or control of, or be a director, trustee, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with Employer, at any location within 100 miles of any office or facility owned, leased or operated by Employer, or act or conduct himself in any manner which he would have reason to believe inimical or contrary to the best interests of Employer.

     5.4 Enforcement. Employee acknowledges that any breach by him of any of the covenants and agreements of this Section 5 ("Covenants") will result in irreparable injury to Employer for which money damages could not adequately compensate Employer, and therefore, in the event of any such breach, Employer shall be entitled, in addition to all other rights and remedies which Employer may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Employee and/or all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Employee or any such other Person may have against Employer shall not constitute a defense or bar to the enforcement of any of the Covenants. If Employer is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant.

     5.5 Consideration. Employee expressly acknowledges that the Covenants are a material part of the consideration bargained for by Employer and, without the agreement of Employee to be bound by the Covenants, Employer would not have agreed to enter into this Agreement.

     5.6 Scope. If any portion of any Covenant or its application is construed to be invalid, illegal, or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.



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


     6. Miscellaneous.

     6.1 Notices. All notices, requests, demands, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (1) delivered personally, (2) mailed by first class certified mail, return receipt requested, postage prepaid, or (3) sent by a nationally recognized express courier service postage or delivery charges prepaid, to the parties at their respective addresses stated below or to such other addresses of which the parties may give notice in accordance with this Section.

                       If to Employer, to:

                            ElderTrust
                            415 McFarlan Road, Suite 202
                            Kennett Square, PA 19348

                            Attention: Chairman of the Board

                       If to Employee, to:

                            Edward B. Romanov, Jr.
                            c/o ElderTrust
                            415 McFarlan Road, Suite 202
                            Kennett Square, PA 19348

     6.2 Entire Understanding. This Agreement, sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof.

     6.3 Modification. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties. No action taken by Employer hereunder, including without limitation any waiver, consent or approval, shall be effective unless approved by a majority of the Board of Trustees.

     6.4 Prior Agreements. Employee represents to Employer (1) that there are no restrictions, agreements understandings whatsoever to which Employee is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (2) that his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which he is a party or by which he is bound and (3) that he is free and able to execute this Agreement and to enter into employment by Employer.



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     6.5 Parties in Interest. This Agreement and all rights of Employee hereunder shall inure to the benefit of, bind and be enforceable by Employee and his heirs, personal representatives, estate and beneficiaries, and Employer and its successors and assigns. This Agreement is a personal employment contract of Employer, being for the personal services of Employee, and shall not be assignable by Employee.

     6.6 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

     6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

     6.8 Section Headings. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect.

     6.9 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

     6.10 Controlling Law. This Agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of Pennsylvania applicable to agreements made and to be performed entirely therein.

     6.11 Settlement of Disputes. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or relating to this Agreement shall be submitted to and settled by arbitration in Philadelphia Pennsylvania, before and in accordance with the rule, then obtaining of the American Arbitration Association ("AAA"). In the event AAA does not exist for settlement of disputes at the time either or both of the parties desire to submit a claim, controversy, demand, dispute or difference to arbitration, then such claim, controversy, demand, dispute or difference shall be submitted to and settled by arbitration in Philadelphia, Pennsylvania before a single arbitrator who shall be knowledgeable in the field of business law and employment relations and such arbitration shall be in accordance with the rules then obtaining of the American Arbitration Association. The parties agree to bear joint and equal responsibility for all fees of the arbitrator, abide by any decision rendered as final and binding, and



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waive the right to submit the dispute to a public tribunal for a jury or non-jury trial.

     6.12 Approval and Authorizations. The execution and the implementation of the terms and conditions of this Agreement have been fully authorized by the Board of Trustees.

     6.13 Indulgences, Etc. Neither the failure nor delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall the single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     6.14 Legal Expenses. In the event that the Employee institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, the Employee, if he is the prevailing party, shall be entitled to recover from the Employer any actual expenses for attorney's fees and disbursements incurred by him.

     6.15 Definition of "Change in Control". A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing fifty percent (50%) or more of the combined voting power of the Employer's then outstanding securities; (ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board of Trustees, including for this purpose any new trustee whose election resulted from a vacancy on the Board of Trustees caused by the mandatory retirement, death, or disability of a trustee and was approved by a vote of at least two-thirds (2/3rds) of the trustees then still in office who were trustees at the beginning of the period, cease for any reason to constitute a majority thereof, (iii) notwithstanding clauses (i) or
(v) of this Section 6.15, the Employer consummates a merger or consolidation of the Employer with or into another corporation or trust, the result of which is that the shareholders of the Employer at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the entity surviving or resulting from the merger or consolidation or of a entity owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting entity; (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Employer; (v) any person, has commenced a tender or exchange offer, or entered into an agreement or received an option to



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acquire beneficial ownership of fifty percent (50%) or more of the total number of voting shares of the Employer unless the Board of Trustees has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Employer; or (vi) there is a change of control in the Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (i) -
(v) above.

     6.16 Notwithstanding anything else in this Agreement, solely in the event of a Change of Control, the amount of severance compensation paid to Employee under this Agreement, shall not include any amount that the Corporation is prohibited from deducting for federal income tax purposes by virtue of Section 280 G of the Internal Revenue Code or any successor provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above mentioned.

                                         EMPLOYER:

                                         ELDERTRUST


                                         By: /s/ D. Lee McCreary, Jr.
                                            -----------------------------
                                            D. Lee McCreary, Jr.
                                            Vice President &
                                            Chief Financial Officer

                                         Date of execution: 3/4/98
                                                            ------


                                         EMPLOYEE:

                                              /s/ Edward B. Romanov, Jr.
                                              ---------------------------
                                              Edward B. Romanov, Jr.

                                         Date of execution: 3/4/98
                                                            ------




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


     As contemplated by the last sentence of Section 2, the parties hereto hereby confirm in writing that the "Effective Date" for purposes of this Agreement means January 30, 1998.


                                         EMPLOYER:

                                         ELDERTRUST


                                         By: /s/ D. Lee McCreary, Jr.
                                             -------------------------
                                             D. Lee McCreary, Jr.
                                             Vice President &
                                             Chief Financial Officer

                                         Date of execution: 3/4/98
                                                            ------


                                         EMPLOYEE:

                                         /s/ Edward B. Romanov, Jr.
                                         ---------------------------
                                         Edward B. Romanov, Jr.

                                         Date of execution:  3/4/98
                                                             ------


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